Exhibit 10.3
THE WALT DISNEY COMPANY
500 South Buena Vista Street
Burbank, California 91521

As of December 4, 2023

Mr. Hugh F. Johnston
Senior Executive Vice President
and Chief Financial Officer
The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521

RE: Amendment to that certain Employment Agreement, dated as of December 4, 2023, by and between The Walt Disney Company and Hugh F. Johnston (the “Agreement”).

Dear Mr. Johnston:

This letter agreement will confirm that the following new Paragraph 3(f) shall be added to the Agreement immediately following Paragraph 3(e), effective as of December 4, 2023:

(f)Compensation Clawback Policy. Executive acknowledges and agrees that The Walt Disney Company Clawback Policy (the “Policy”), which sets forth terms for the potential recovery of certain incentive compensation in the event of an Accounting Restatement (as defined in the Policy), shall apply to Executive during the term of this Agreement and following the expiration or sooner termination of this Agreement, and that Executive has executed an acknowledgement of the Policy.

In addition, Paragraph 8(a) is hereby amended and restated in its entirety as follows, effective as of December 4, 2023:

Paragraphs 3(f) (relating to Company’s compensation clawback policy), 5 (relating to early termination of the Employment Period) 6, and 7 (relating to nondisclosure and nonsolicitation of employees) shall survive the termination hereof, whether such termination shall be by expiration of the Employment Period in accordance with Paragraph 1 or an early termination of the Employment Period pursuant to Paragraph 5 hereof.

As amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

If the foregoing accurately reflects your understanding of our mutual agreement, please so indicate in the space provided below and return an executed copy hereof to us at your earliest convenience.

Very truly yours,

THE WALT DISNEY COMPANY

By:	/s/ Sonia Coleman

Title:	Authorized Signatory

Date:	December 15, 2023

ACCEPTED AND AGREED TO:

/s/ Hugh F. Johnston
Hugh F. Johnston

Date:	December 15, 2023
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